UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2010

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Nash Finch Company (the “Company”) is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2010 solely to disclose period date corrections contained in its Item 2.02 disclosure. No other information contained in the Form 8-K is amended by this Form 8-K/A.

Item 2.02. Results of Operations and Financial Condition.

On November 16, 2010, Nash-Finch Company (“Nash Finch”) issued a press release announcing its results for the sixteen weeks ended October 9, 2010. The press release by which these results were announced is furnished herewith as Exhibit 99.1.

The press release (including the schedules attached thereto) includes six financial measures that are considered “non-GAAP” financial measures for purposes of the SEC’s Regulation G — Consolidated EBITDA, Total Leverage Ratio, Organic Revenue Growth, Consolidated EBITDA Margin, Trailing Four Quarter Free Cash Flow to Net Assets and Trailing Four Quarter Free Cash Flow to Net Assets Excluding Strategic Projects. Each of these financial measures is defined in the press release and, as required by Regulation G, Nash Finch has disclosed in the press release information regarding the GAAP financial measures which are most directly comparable to each of these non-GAAP financial measures, and reconciling information between the GAAP and non-GAAP financial measures. Relevant reconciling information is also provided on the “Investor Relations” portion of our website, under the caption “Presentations — Supplemental Financial Information.”

These non-GAAP financial measures are included in the press release because Nash Finch management believes that these measures provide useful information to investors because of their importance to the measurement of operating performance and is a metric used to determine payout of performance units pursuant to our Short-Term and Long-Term Incentive Plans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

November 16, 2010	By:	/s/ Robert B. Dimond

Name: Robert B. Dimond
Title: Executive Vice President and